      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 1995

                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
         AMERITECH CORPORATION                     AMERITECH CAPITAL
                                                  FUNDING CORPORATION
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
                DELAWARE                                DELAWARE
    (STATE OR OTHER JURISDICTION OF         (STATE OR OTHER JURISDICTION OF
     INCORPORATION OR ORGANIZATION)          INCORPORATION OR ORGANIZATION)
               36-3251481                              36-3675771
  (I.R.S. EMPLOYER IDENTIFICATION NO.)    (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                                 THOMAS P. HESTER, ESQ.
         30 SOUTH WACKER DRIVE                   AMERITECH CORPORATION
        CHICAGO, ILLINOIS 60606                  30 SOUTH WACKER DRIVE
             (312) 750-5000                     CHICAGO, ILLINOIS 60606
   (ADDRESS, INCLUDING ZIP CODE, AND                 (312) 750-5000
      TELEPHONE NUMBER, INCLUDING       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
    AREA CODE, OF BOTH REGISTRANTS'      TELEPHONE NUMBER, INCLUDING AREA CODE,
      PRINCIPAL EXECUTIVE OFFICES)           OF AGENT FOR SERVICE FOR BOTH
                                                      REGISTRANTS)
                               ----------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
         SUSAN E. CREMIN, ESQ.                   ROBERT E. CURLEY, ESQ.
            WINSTON & STRAWN                      EDWARD S. BEST, ESQ.
          35 WEST WACKER DRIVE                    MAYER, BROWN & PLATT
        CHICAGO, ILLINOIS 60601                 190 SOUTH LASALLE STREET
                                                CHICAGO, ILLINOIS 60603
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement, as determined by market conditions.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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                                                                       PROPOSED
                                                        PROPOSED       MAXIMUM
                                                        MAXIMUM       AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE    OFFERING     REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED       PER UNIT(1)      PRICE(1)         FEE
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Debt Securities--to be issued by
 Ameritech Capital Funding Cor-
 poration.......................   $1,000,000,000(2)      100%      $1,000,000,000    $344,830
Guarantees of the Debt Securi-
 ties by Ameritech Corporation..                                                        (3)

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(1) Estimated solely for the purpose of calculating the registration fee.
(2) The aggregate principal amount of the Debt Securities to be issued may be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by Ameritech Capital Funding Corporation shall be equal to the above amount to be registered.
    Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from Ameritech Capital Funding Corporation.
(3) Pursuant to Rule 457(n), no fee is payable with respect to the Guarantees.
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JUNE 8, 1995

                     AMERITECH CAPITAL FUNDING CORPORATION

                                DEBT SECURITIES

             UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY

                             AMERITECH CORPORATION
                                  -----------

  Ameritech Capital Funding Corporation ("Capital Funding") from time to time may offer its unsecured notes, debentures, or other debt securities (the "Debt Securities"), in one or more series, in an aggregate principal amount sufficient to result in net proceeds to Capital Funding of up to U.S. $1,000,000,000 (or its equivalent in foreign denominated currencies or European Currency Units or other composite currencies). Debt Securities may be issued in registered form without coupons ("Registered Securities"), bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities (each a "Global Security"). All Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the "Guarantees") by Ameritech Corporation ("Ameritech").

  When a particular series of Debt Securities is offered, a supplement to this Prospectus will be delivered (the "Prospectus Supplement") together with this Prospectus setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, currency or currencies in which the principal, premium, if any, and interest are payable, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption, any terms for repayment at the option of the holder, any terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts to be purchased by or sold through, underwriters, agents or dealers and the compensation of such underwriters, agents or dealers, any listing of the Debt Securities on a securities exchange and other terms or information in connection with the offering and sale of such Debt Securities.

  Capital Funding may sell the Debt Securities to or through dealers or underwriters, directly to other purchasers or through agents. If an agent of Capital Funding or a dealer or an underwriter is involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the agent's commission or dealer's or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. The net proceeds to Capital Funding from such sale, which will be set forth in the Prospectus Supplement, will be the purchase price of such Debt Securities less such commission in the case of an agent, the purchase price of such Debt Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. See "Plan of Distribution" for possible indemnification arrangements for any agents, dealers or underwriters.

  This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by the Prospectus Supplement applicable to the Debt Securities being sold.
                                  -----------

  THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED   OR
   DISAPPROVED  BY  THE   SECURITIES  AND  EXCHANGE
    COMMISSION OR ANY  STATE SECURITIES COMMISSION
     NOR   HAS   THE  SECURITIES   AND   EXCHANGE
      COMMISSION   OR   ANY   STATE    SECURITIES
      COMMISSION  PASSED  UPON THE  ACCURACY  OR
       ADEQUACY   OF   THIS   PROSPECTUS.   ANY
        REPRESENATION  TO  THE CONTRARY  IS  A
         CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is         , 1995.

  IN CONNECTION WITH ANY OFFERING OF DEBT SECURITIES, UNDERWRITERS OR AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE DEBT SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  Ameritech is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Ameritech may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be inspected and copied at the offices of the New York, Boston, Chicago, Philadelphia and Pacific Stock Exchanges, on each of which exchanges certain of Ameritech's securities are listed.

  Ameritech and Capital Funding have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  The Commission's Office of Chief Counsel, Division of Corporate Finance, has indicated to Capital Funding that, in connection with the issuance of the Debt Securities, it will not raise any objection if Capital Funding does not file periodic reports pursuant to Sections 13(a) and 15(d) of the Exchange Act. Accordingly, Capital Funding will not file such periodic reports.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Ameritech with the Commission (File No. 1-
8612) are incorporated herein by reference:

    1. Ameritech's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    2. Ameritech's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

    3. Ameritech's Current Reports on Form 8-K dated January 18, 1995, March 28, 1995 and April 19, 1995.

  All documents filed by Ameritech pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Ameritech and Capital Funding will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents which are not specifically incorporated by reference therein. Requests should be directed to the Director of Investor Relations, Ameritech Corporation, 30 South Wacker Drive, Chicago, Illinois 60606 (telephone number (312) 750-5000).

                             AMERITECH CORPORATION

  Ameritech, a holding company incorporated in 1983 under the laws of the State of Delaware, has its principal executive offices at 30 South Wacker Drive, Chicago, Illinois 60606 (telephone number (312) 750-5000). Ameritech is a leading global supplier of full-service communications services and advanced information services.

                     AMERITECH CAPITAL FUNDING CORPORATION

  Capital Funding was established to provide financing to Ameritech and to the direct and indirect subsidiaries of Ameritech. Capital Funding may raise funds through the offering of Debt Securities in the United States, Europe, and other overseas markets and will lend the net proceeds to Ameritech or one or more subsidiaries of Ameritech. Capital Funding does not and will not engage in any separate business activities. All of the Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Ameritech.

  Capital Funding was incorporated under the laws of the State of Delaware in May, 1989 and is a wholly owned subsidiary of Ameritech. Capital Funding became a close corporation under Delaware law effective January 1, 1990. The principal executive offices of Capital Funding are located at 30 South Wacker Drive, Chicago, Illinois 60606 (telephone number (312) 750-5000).

                RATIO OF EARNINGS TO FIXED CHARGES OF AMERITECH

  The following table sets forth the ratio of earnings to fixed charges of Ameritech for the periods indicated.

      THREE MONTHS ENDED
          MARCH 31,                           YEAR ENDED DECEMBER 31,
      --------------------          ---------------------------------------------------------------------
       1995         1994            1994           1993           1992           1991           1990
      ------       ------           ----           ----           ----           ----           ----
        8.73         1.63           4.45           5.25           4.52           3.63           4.37

  For the purpose of calculating this ratio, earnings consist of income before income and related taxes, fixed charges, extraordinary items and the cumulative effect of change in accounting principles. Fixed charges are primarily consolidated interest cost and the estimated interest component of rental expense. Earnings for the first quarter of 1995 reflect a $256.3 million pretax credit primarily from settlement gains resulting from lump-sum pension payments from the Ameritech Pension Plan to former employees associated with a nonmanagement work force restructuring. Earnings for the first quarter of 1994 reflect a $530.0 million pretax charge associated with the nonmanagement work force restructuring. Costs of the work force restructuring program have largely been funded from the Ameritech Pension Plan.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Debt Securities will be used to provide funds for Ameritech and subsidiaries of Ameritech.

  Capital Funding will invest in or loan to Ameritech or one or more of the subsidiaries of Ameritech at least 85% of the cash raised by Capital Funding hereunder as soon as practicable after receipt, but in no event later than six months after Capital Funding receives such cash. In the interim, Capital Funding will invest any funds held by it only in securities permitted by Rule 3a-5(a)(6) of the Commission under the Investment Company Act of 1940, as amended.

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

  The following description sets forth certain general terms and provisions of the Debt Securities and Guarantees to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement (the "Offered Debt Securities"), and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities are to be issued under an Indenture dated as of , 1995 (the "Indenture"), among Ameritech, Capital Funding and Harris Trust and Savings Bank, as trustee (the "Trustee"), a form of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

  The following summaries of certain provisions of the Debt Securities, the Guarantees and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities, the Guarantees and the Indenture, including the definitions therein of capitalized terms which are used but are not defined herein. All section references used herein are to sections in the Indenture.

GENERAL

  The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. (Section 301). The Indenture does not limit the amount of other indebtedness or securities which may be issued by Capital Funding.

  Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of Capital Funding, will rank on a parity with Capital Funding's other unsecured and unsubordinated indebtedness and will have the benefit of the Guarantees described below.

  The Indenture does not contain covenants or other provisions designed to afford Holders (as defined in the Indenture) of the Debt Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

  Reference is made to the Prospectus Supplement relating to the particular Offered Debt Securities offered thereby for the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities or the particular series thereof; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form and whether any of the Offered Debt Securities are to be issuable in permanent global form; (iv) the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (v) the date or dates on which the Offered Debt Securities will mature; (vi) the rate or rates per annum, or the formula by which such rate or rates shall be determined, at which the Offered Debt Securities will bear interest, if any, and the dates from which any such interest will accrue; (vii) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities that are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a Security issued in global form (a "Global Security") on an Interest Payment Date will be paid if other than in the manner described below under "Global Securities"; (viii) any mandatory or optional sinking fund or analogous provisions; (ix) each office or agency where, subject to the terms of the Indenture as described below under "Payments and Paying Agents", the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under

"Denominations, Registration and Transfer", the Offered Debt Securities may be presented for registration of transfer or exchange; (x) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (xi) the date, if any, after which and the price or prices at which the Offered Debt Securities will be repayable at the option of the holder thereof prior to maturity; (xii) the denominations in which any Offered Debt Securities which are Registered Securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denominations in which any Offered Debt Securities which are Bearer Securities will be issuable, if other than denominations of U.S. $5,000;
(xiii) the currency or currencies of payment of principal of and any premium and interest on the Offered Debt Securities; (xiv) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (xv) any additional covenants applicable to the Offered Debt Securities; and (xvi) any other terms and provisions of the Offered Debt Securities not inconsistent with the terms and provisions of the Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities. (Section 301).

  If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

  Some of the Debt Securities may be issued as original issue discount securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax considerations and other special considerations applicable to original issue discount securities will be set forth in the applicable Prospectus Supplement.

GUARANTEES

  Ameritech will unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise. (Sections 311 and 312). The Guarantees will rank equally with all other unsecured and unsubordinated obligations of Ameritech. Since Ameritech is a holding company, the right of Ameritech and, hence, the right of creditors of Ameritech (including the holders of the Debt Securities) to participate in any distribution of the assets of any subsidiary of Ameritech, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of each such subsidiary, except to the extent that claims of Ameritech itself as a creditor of a subsidiary may be allowed. The right of creditors of Ameritech (including the holders of the Debt Securities) to participate in the distribution of the stock owned by Ameritech in certain subsidiaries of Ameritech, including the Ameritech land-line telephone companies, may also be subject to approval by certain state and federal regulatory authorities having jurisdiction over such subsidiaries.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Debt Securities will be issuable as Registered Securities, Bearer Securities or both. Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities". Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and Bearer Securities denominated in U.S. dollars will be issued only in the denomination of $5,000 with coupons attached. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities represented by such Global Security. The Prospectus Supplement relating to Debt Securities denominated in a foreign or composite currency will specify the denominations thereof. (Sections 201, 203, 301 and 302).

  In connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined below under "Certain Limitations on Issuance of Bearer Securities") and a Bearer Security may be delivered in connection with its original issuance only if the person entitled to receive such Bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a United States person (as defined below under "Certain Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that such United States person is a financial institution which agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. (Sections 303 and 304). See "Global Securities" and "Certain Limitations on Issuance of Bearer Securities" below.

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305).

  Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the Security Registrar designated by Capital Funding or at the office of any transfer agent designated by Capital Funding for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Capital Funding has initially appointed the Trustee as the Security Registrar under the Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by Capital Funding with respect to any series of Debt Securities, Capital Funding may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Capital Funding will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Capital Funding will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Capital Funding may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

  In the event of any redemption in part, Capital Funding shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption or (b) if Debt Securities of the series are issuable only as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security is immediately surrendered for redemption. (Section 305).

PAYMENTS AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as Capital Funding may designate from time to time, except that, at the option of Capital Funding, payment of any interest may be made (i) by check mailed to the address of the payee entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by such payee as specified in the Security Register. (Sections 305, 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable (subject to applicable laws and regulations) at the offices of such Paying Agent or Paying Agents outside the United States as Capital Funding may designate from time to time, except that, at the option of Capital Funding, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment with respect to any Bearer Security will be made at any office or agency of Capital Funding in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to Capital Funding or its Paying Agents within the United States or any other demand for payment to Capital Funding or its Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Capital Funding's Paying Agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

  Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will serve as Paying Agent and the principal office of the Trustee in Chicago, Illinois will be designated as Capital Funding's Paying Agent office for payments with respect to Debt Securities which are issuable solely as Registered Securities. Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by Capital Funding for the Debt Securities will be named in the applicable Prospectus Supplement. Capital Funding may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Capital Funding will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Capital Funding will be required to maintain (i) a Paying Agent in each Place of Payment for such series in the United States for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the circumstances described above, but not otherwise), (ii) a Paying Agent in each Place of Payment located outside the United States where (subject to applicable laws and regulations) Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The International Stock Exchange, London or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, Capital Funding will maintain a Paying Agent in London or Luxembourg City or any other required city located outside the United States, as the case may be, for Debt Securities of such series, and (iii) a Paying Agent in each Place of Payment located outside the United States where (subject to applicable laws and regulations) Registered Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon Capital Funding may be served. (Section 1002).

  All moneys paid by Capital Funding to a Paying Agent for the payment of principal of and any premium and interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Capital Funding and thereafter the holder of such Debt Security or any coupon appertaining thereto will look only to Capital Funding for payment thereof. (Section 1003).

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement (the "Depository"). Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 305). Unless and until it is exchanged for Debt Securities in definitive form, a temporary Global Security in registered form may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. (Section 304).

  The specific terms of the depositary arrangement with respect to a series of Debt Securities or any part thereof will be described in the applicable Prospectus Supplement. Capital Funding anticipates that the following provisions will apply to all depositary arrangements relating to Global Securities.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit the accounts of persons holding a beneficial interest in such Global Security with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by Capital Funding if such Debt Securities are offered and sold directly by Capital Funding. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitation and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the

Indenture. (Section 308). Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payment of principal of and any premium and interest on Debt Securities registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither Capital Funding, Ameritech, the Trustee, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

  Subject to the restrictions discussed under "Certain Limitations on Issuance of Bearer Securities" below, Capital Funding expects that the Depository or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depository or its nominee. Capital Funding also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security will be subject to restrictions discussed under "Certain Limitations on Issuance of Bearer Securities" below.

  If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Capital Funding within 90 days, Capital Funding will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, Capital Funding may at any time and in its sole discretion determine not to have the Registered Securities of a series represented by a Global Security and, in such event, Capital Funding will issue Registered Securities of such series in definitive form in exchange for the Global Security representing such series of Registered Securities. Further, if Capital Funding so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to Capital Funding and the Depository, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (i) as Registered Securities in denominations, unless otherwise specified by Capital Funding, of U.S. $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (ii) as Bearer Securities in denominations, unless otherwise specified by Capital Funding, of U.S. $5,000 with coupons attached if the Debt Securities of such series are issuable as Bearer Securities, or (iii) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. (Section 305). See, however, "Certain Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

CERTAIN LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered, sold, resold or delivered in connection with their original issue in the United States or to United

States persons (each as defined in the Code and the regulations thereunder) other than to offices located outside of the United States of United States financial institutions which agree to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder, and any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than the financial institutions described above) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or is a financial institution described above and, if such person is a dealer, that it will send similar confirmations to purchasers from it.

  Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.

  Other restrictions and additional tax considerations may apply to the issuance and holding of Bearer Securities. A description of such restrictions and tax consequences will be set forth in the applicable Prospectus Supplement.

LIENS ON ASSETS

  If at any time Capital Funding mortgages, pledges, or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, Capital Funding will secure the outstanding Debt Securities, and any other obligations of Capital Funding which may be then outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge, or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal or refunding of landlords' liens, liens with respect to the sale or financing of accounts or chattel paper, purchase-money mortgages or liens, liens arising under the Code or liens with respect to taxes, assessments or other governmental charges or levies which may be owed by Capital Funding from time to time and which, if delinquent, are being contested in good faith, or other liens to which any property or asset acquired by Capital Funding is subject as of the date of its acquisition by Capital Funding or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify Capital Funding to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission, or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents Ameritech or any Person other than Capital Funding from mortgaging, pledging, or subjecting to any lien any of its property or assets, whether or not acquired by such Person from Capital Funding. (Section 1006).

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

  Neither Capital Funding nor Ameritech may consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither Capital Funding nor Ameritech shall permit any Person to consolidate with or merge into Capital Funding or Ameritech or convey, transfer or lease its properties and assets substantially as an entirety to Capital Funding or Ameritech unless (i) the corporation formed by such consolidation or into which Capital Funding or Ameritech is merged or the Person to which the properties and assets of Capital Funding or Ameritech are transferred substantially as an entirety shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume the payment of the principal of, premium, if any, and interest, if any, on the Debt Securities and the performance of the other covenants of Capital Funding or Ameritech, as the case may be, under the Indenture, (ii) after giving effect to such transaction, no Event of Default, or event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing and (iii) if, as a result of such transaction, properties or assets of Capital Funding would become subject to a Mortgage not permitted by Section 1006 of the Indenture without equally and ratably securing the Debt Securities as provided therein (see "Liens On Assets" above), steps shall have been taken to secure the Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby pursuant to Section 1006 of the Indenture. (Section 801).

MODIFICATION AND WAIVER

  Certain modifications and amendments of the Indenture, including the rights of Holders of a series of Outstanding Debt Securities, may be made by Capital Funding and the Trustee only with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the stated maturity date of the principal of, or any installment of principal or interest on, any such Debt Security;
(ii) reduce the principal amount of, premium, if any, or interest, if any, on any such Debt Security (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof); (iii) change the Place of Payment where, or the coin or currency in which, any principal of, premium, if any, or interest, if any, on any such Debt Security is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of Outstanding Debt Securities of any series the consent of the Holders of which is necessary to modify or amend the Indenture; (vi) modify the foregoing requirements or reduce the percentage of aggregate principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or (vii) change the substantive provisions of the Guarantees. (Section 902).

  The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of such series, waive, insofar as such series is concerned, compliance by Capital Funding with certain restrictive provisions of the Indenture. (Section 1007). The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive any past default under the Indenture with respect to such series, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security of such series or in respect of a provision under which the Indenture cannot be modified or amended without consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513).

EVENTS OF DEFAULT

  The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events: (i) default for 90 days in any payment of interest on such series; (ii) default in any payment of principal of, or premium, if any, on such series when due; (iii) default in the payment of any sinking fund installment with respect to such series when due;
(iv) default for 90 days after appropriate notice by the Holders of at least 25 percent in aggregate principal amount of the Outstanding Debt Securities in performance of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of Debt Securities other than such series); or (v) certain events in bankruptcy, insolvency or reorganization with respect to either of Capital Funding or Ameritech. In case an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Outstanding Debt Securities of such series may declare the principal of such series (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such series) to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series, except in each case a failure to pay the principal of, premium, if any, or interest, if any, on such Debt Security. (Sections 501, 502 and 513).

  Each of Capital Funding and Ameritech is required to furnish the Trustee, not less often than annually, with a certificate as to its respective compliance with all conditions and covenants under the Indenture.

  Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debt Securities of such series (except in the payment of principal of, premium, if any, or interest, if any, or any sinking fund installment) if it considers it in the interest of the Holders of the Debt Securities to do so. (Section 602).

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601 and 603). Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Sections 512 and 603).

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of such series, (ii) the Holders of not less than 25 percent in aggregate principal amount of the Outstanding Debt Securities of such series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507). However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of, premium, if any, and interest, if any, on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508).

DEFEASANCE

  Defeasance and Discharge. If the terms of a series of Debt Securities so provide and Capital Funding deposits or causes to be deposited with the Trustee as trust funds in trust for that purpose money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge (i) the principal of, and premium, if any, and each installment of principal and premium, if any, and interest, if any, on the Outstanding Debt Securities of such series on the Stated Maturity Date of such principal or installment of principal or interest (or on the Redemption Date of the Outstanding Debt

Securities of such series if Capital Funding has elected to redeem such Outstanding Debt Securities in accordance with Section 1102 of the Indenture), and (ii) any mandatory (or, if applicable, optional) sinking fund payments applicable to the Outstanding Debt Securities of such series on the day on which such payments are due and payable, then the Indenture will cease to be of further effect with respect to such series (except for certain obligations to compensate, reimburse and indemnify the Trustee, to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust and to pay any tax indemnity), and Capital Funding will be deemed to have satisfied and discharged the Indenture with respect to such series. (Section
403). In the event of any such defeasance, holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of, premium, if any, and interest, if any, on their Debt Securities.

  Under current United States federal income tax law, such defeasance will be treated as a taxable exchange of the related Debt Securities for an interest in the trust. As a consequence, each holder of such Debt Securities will recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Debt Securities and the value of the holder's interest in the trust, and thereafter will be required to include in income a share of the income, gain and loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described below under Substitution of Collateral. Prospective investors are urged to consult their own tax advisors as to the specific consequences of such a defeasance.

  Defeasance of Certain Covenants and Certain Events of Default. If the terms of the Debt Securities of any series so provide, Capital Funding may omit to comply with certain restrictive covenants in Section 801 (Company and Guarantor May Consolidate, Etc., Only on Certain Terms), Section 1005 (Purchase of Securities by Company or Subsidiary) and Section 1006 (Lien on Assets), and Sections 501(d), 501(e) and 501(f) of the Indenture, as described in clauses
(iv) and (v) under "Events of Default" above, shall not be deemed to be Events of Default under the Indenture with respect to such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge (i) the principal (and premium, if any) and each installment of principal, and premium, if any, and interest on the Outstanding Debt Securities of such series on the Stated Maturity of such principal or installment of principal or interest (or on the Redemption Date of the Outstanding Debt Securities of such series if Capital Funding has elected to redeem such Outstanding Debt Securities in accordance with Section 1102 of the Indenture) and (ii) any mandatory (or, if applicable, optional) sinking fund payments applicable to the Outstanding Debt Securities of such series on the day on which such payments are due and payable. The obligations of Capital Funding under the Indenture and the Debt Securities other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. (Section
1008).

  In the event Capital Funding exercises its option to omit compliance with certain covenants of the Indenture with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than Events of Default described in clauses (iv) and (v) under "Events of Default" above, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series on their Stated Maturity or Redemption Date, but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, Capital Funding shall remain liable for such payments. (Section 1008).

  Limitation on Defeasance. To exercise either option referred to above under Defeasance and Discharge and Defeasance of Certain Covenants and Certain Events of Default, Capital Funding is required to deliver to the Trustee an opinion of outside counsel (which opinion, in the case of the option referred to under Defeasance and Discharge above, is based on there having been, since the date of the Indenture, a change in the applicable United States federal income tax law (including a change in official interpretation thereof)), or a ruling from or published by the Internal Revenue Service, to the effect that the exercise of such option will not cause holders of Debt Securities to recognize income, gain or loss for United States federal income tax purposes, and that such holders of Debt Securities will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised.

  Substitution of Collateral. If the terms of a series a Debt Securities so provide, Capital Funding will be permitted at any time to withdraw any money or U.S. Government Obligations deposited pursuant to the foregoing defeasance provisions, provided that Capital Funding in substitution therefor simultaneously deposits money and/or U.S. Government Obligations which would then be sufficient to satisfy Capital Funding's payment obligations in respect of the Debt Securities in the manner contemplated by such defeasance provisions.

NOTICES

  Except as may otherwise be set forth in an applicable Prospectus Supplement, notices to holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg City or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to holders of Registered Securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

  Title to any temporary global Debt Security, any permanent global Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. Capital Funding, Ameritech, the Trustee and any agent of Capital Funding, Ameritech or the Trustee may treat the bearer of any Bearer Security, the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF SECURITIES AND COUPONS

  Any mutilated Security or a Security with a mutilated coupon appertaining thereto will be replaced by Capital Funding at the expense of the Holder upon surrender of such Security to the Trustee. Securities or coupons that become destroyed, stolen or lost will be replaced by Capital Funding at the expense of the Holder upon delivery to the Trustee of the Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Capital Funding and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon, an indemnity satisfactory to the Trustee and Capital Funding may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 306).

GOVERNING LAW

  The Indenture, the Debt Securities and the Guarantees are governed by and construed in accordance with the laws of the State of Illinois. The interest rate on the Debt Securities will in no event be higher than the maximum rate permitted by Illinois law as the same may be modified by United States law of general application. Under present Illinois law, no maximum rate of interest would apply to the Debt Securities.

CONCERNING THE TRUSTEE

  Ameritech and Capital Funding maintain banking relationships in the ordinary course of business with the Trustee, and the Trustee has a commitment under a revolving credit facility available to Ameritech. In addition, the Trustee serves as trustee of trusts in connection with retirement and other employee benefit plans for Ameritech and certain of its subsidiaries and provides ancillary services in connection therewith. The Trustee also serves as indenture trustee under a mortgage granted by Illinois Bell Telephone Company, a wholly-owned subsidiary of Ameritech, in connection with its publicly issued First Mortgage Bonds and under certain other unsecured indentures entered into with other subsidiaries of Ameritech.

  Under the Indenture, the Trustee is required to transmit annual reports to all Holders regarding its eligibility and qualifications as Trustee under the Indenture and certain related matters. (Section 703).

                              PLAN OF DISTRIBUTION

  Capital Funding may sell the Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers or (v) through a combination of any such methods of sale.

  The distribution of the Debt Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices, and may include delayed delivery arrangements providing for payment and delivery at a future date.

  Offers to purchase Debt Securities may be solicited directly by Capital Funding or by agents designated by Capital Funding from time to time. Any such agent, which may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Capital Funding to such agent will be set forth, in the Prospectus Supplement or in a pricing supplement thereto (the "Pricing Supplement"). Unless otherwise indicated in the Prospectus Supplement or Pricing Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If an underwriter or underwriters are utilized in the sale, Capital Funding and Ameritech will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, Capital Funding will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Underwriters, dealers, agents, and other persons may be entitled, under agreements which may be entered into with Capital Funding and Ameritech, to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Capital Funding, Ameritech or subsidiaries of Ameritech in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements and financial statement schedule of Ameritech and its subsidiaries included in Ameritech's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in the reports of such firm. The consolidated financial statements and financial statement schedule referred to above are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

                                 LEGAL OPINIONS

  Certain matters relating to the legality of the Debt Securities and the Guarantees to be offered hereby will be passed upon for Capital Funding and Ameritech by Bruce B. Howat, Esq., Counsel & Secretary of Ameritech, and by Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, and for the agents or underwriters, if any, by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603. The opinions of Mr. Howat, Winston & Strawn and Mayer, Brown & Platt with respect to the Debt Securities and the Guarantees may be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Capital Funding, Ameritech and the Trustee in connection with the issuance and sale of particular Debt Securities, the specific terms of Debt Securities and other matters that may affect the validity of Debt Securities but that cannot be ascertained on the date of such opinions. Mayer, Brown & Platt from time to time acts as counsel in certain matters for Ameritech and certain of its subsidiaries. As of the date of this Prospectus, Mr. Howat owned beneficially and had options to acquire shares of the common stock of Ameritech which in the aggregate constituted less than .01% of the total issued and outstanding shares of the common stock of Ameritech.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRO-SPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTI-TUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF CAPITAL FUNDING OR AMERITECH SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS COR-RECT AS OF ANY TIME SUBSEQUENT TO THIS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                  PROSPECTUS

Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Ameritech Corporation......................................................   3
Ameritech Capital Funding Corporation......................................   3
Ratio of Earnings to Fixed Charges of Ameritech............................   3
Use of Proceeds............................................................   3
Description of Debt Securities and Guarantees..............................   4
Plan of Distribution.......................................................  15
Experts....................................................................  16
Legal Opinions.............................................................  16

                     AMERITECH CAPITAL FUNDING CORPORATION

     UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY

                             AMERITECH CORPORATION

                                     LOGO

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Securities and Exchange Commission Filing Fee................  $344,830*
       Rating Fees..................................................    56,000
       Fees and Expenses of Trustee.................................    10,000
       Blue Sky Fees and Expenses...................................     5,000
       Printing and Distributing Registration Statement, Prospectus,
        Prospectus Supplement, Indenture and Miscellaneous Material.    52,000
       Accountants' Fees............................................    52,000
       Legal Fees & Expenses........................................    45,000
       Miscellaneous................................................    10,000
                                                                      --------
           Total....................................................  $574,830
                                                                      ========

      --------
             *Actual. All other amounts are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers in certain circumstances.

      Article Seventh of the Certificate of Incorporation of Ameritech provides that Ameritech shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of Ameritech), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, Ameritech, against any liability or expense actually and reasonably incurred by such person in respect thereof.

      Each of Article VI of the By-laws of Ameritech and Article VII of the By-laws of Capital Funding provides that such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that he (i) is or was a director, officer, employee or agent of such corporation or (ii) is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Furthermore, each of Ameritech and Capital Funding shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation to procure a judgment in its favor by reason of the fact that he (i) is or was a director, officer, employee or agent of such corporation, or (ii) is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses

    (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Article Twelfth of the Certificate of Incorporation of Ameritech provides that directors of such corporation shall have no personal liability to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. Article 8 of the Certificate of Incorporation of Capital Funding provides that stockholders (or stockholder representatives) of such corporation shall have no personal liability to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a stockholder, except (i) for any breach of a stockholder's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporate Law of Delaware, or (iv) for any transaction from which a stockholder derived an improper personal benefit.

      The directors and officers of Ameritech and the officers and former directors of Capital Funding are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by Ameritech and Capital Funding.

      AT&T Corp., formerly American Telephone and Telegraph Company ("AT&T"), has agreed to indemnify and hold harmless any director or officer of a regional holding company (including Ameritech) or any Bell telephone operating company, or any AT&T officer who has been designated to act on behalf of a regional holding company who is made, or threatened to be made, a party to an action or proceeding because of such officer's or director's involvement in the implementation of the Modification of Final Judgment or Plan of Reorganization against judgments, amounts paid in settlement, and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding or an appeal therein, to the extent permitted by applicable law, where such officer or director cannot legally be indemnified by the regional holding company or any Bell telephone operating company on whose behalf he acted, and to the extent such officer or director is not reimbursed by the Bell System Officers and Directors Liability Insurance or other insurance obtained by the regional holding company or Bell Communications Research, Inc.

      Any agents, dealers or underwriters who execute any of the agreements filed as exhibits to this Registration Statement will agree to indemnify the directors of Ameritech and the officers of Ameritech and Capital Funding who signed the Registration Statement against certain liabilities which might arise under the Securities Act of 1933, as amended, with respect to information furnished to Ameritech and Capital Funding by or on behalf of such agent, dealer or underwriter.

ITEM 16. EXHIBITS.

  The following exhibits are filed herewith or incorporated herein by reference. Documents indicated by an asterisk (*) have been previously filed and are incorporated herein by reference to the File No. indicated:

      1-a.     --Form of Selling Agency Agreement relating to the Debt Securities of
                Capital Funding.
      1-b.     --Form of Underwriting Agreement to be executed in connection with the
                Debt Securities of Capital Funding.
      4.       --Form of Indenture to be entered into among Ameritech Capital Funding
                Corporation, Ameritech Corporation, and Harris Trust and Savings Bank, as
                Trustee (the "Indenture"). The form of the guarantee of Ameritech to be endorsed on each of the Debt Securities is set forth in Section 311 of the Indenture. Forms of the Debt Securities are attached as Exhibits A and B to the form of Indenture. The form or forms of Debt Securities with respect to each particular series of Debt Securities registered hereunder that differ materially from the forms of the Debt Securities filed as a part of the Indenture will be filed as an exhibit to a Current Report on
                Form 8-K of Ameritech and incorporated herein by reference or otherwise made a part hereof.
      5.       --Opinion of Bruce B. Howat, Esq., Counsel & Secretary of Ameritech, as to
                the legality of the Debt Securities to be issued.
      8.       --Opinion of Winston & Strawn re: tax matters.
     *12.      --Computation of Ratio of Earnings to Fixed Charges (File No. 1-8612,
                Ameritech Corporation's Annual Report on Form 10-K for the year ended
                December 31, 1994, Exhibit 12, and Quarterly Report on Form 10-Q for the
                quarter ended March 31, 1995, Exhibit 12).
     23-a.     --Consent of Arthur Andersen LLP, independent public accountants.
     23-b.     --Consents of counsel are contained in the opinions of counsel filed as
                Exhibits 5 and 8, respectively.
     24.       --Powers of Attorney.
     25.       --Statement of Eligibility of Trustee.

ITEM 17. UNDERTAKINGS.

      Ameritech and Capital Funding hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Ameritech's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Ameritech and Capital Funding pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, Ameritech and Capital Funding have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ameritech or Capital Funding of expenses incurred or paid by a director, officer, or controlling person of Ameritech or Capital

    Funding in the successful defense of any action, suit, or proceeding) is asserted against Ameritech or Capital Funding by such director, officer, or controlling person in connection with the securities being registered, Ameritech and Capital Funding will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Ameritech and Capital Funding hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the
              Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Ameritech pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Ameritech and Capital Funding hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERITECH CORPO-RATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 7TH DAY OF JUNE, 1995.

                                          Ameritech Corporation

                                                 /s/ Richard W. Pehlke
                                          By___________________________________
                                                    Richard W. Pehlke,
                                               Vice President and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

Principal Executive Officer:

     /s/ Richard C. Notebaert
- -----------------------------------
       Richard C. Notebaert,
     Chairman of the Board and
      Chief Executive Officer

Principal Financial Officer:

        /s/ Oren G. Shaffer
- -----------------------------------
         Oren G. Shaffer,
Executive Vice President and Chief
         Financial Officer

Principal Accounting Officer:

  /s/ Betty F. Elliott
- -----------------------------------
         Betty F. Elliott,
  Vice President and Comptroller

Directors:

  R. H. Brown*           L. M. Martin*
  D. C. Clark*           A. C. Martinez*
  M. R. Goodes*          R. C. Notebaert*
  H. H. Gray*            J. D. Ong*
  J. A. Henderson*       A. B. Rand*
  S. B. Lubar*           J. A. Unruh*

     /s/ Richard W. Pehlke
  *By____________________________
         Richard W. Pehlke
         Attorney-in-Fact

Dated: June 7, 1995

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERITECH CAPITAL FUNDING CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 7TH DAY OF JUNE, 1995.

                                          Ameritech Capital Funding
                                           Corporation

                                                 /s/ Robert F. Crichton
                                          By___________________________________
                                               Robert F. Crichton, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

Principal Executive Officer:
        /s/ Robert F. Crichton
  -------------------------------------
      Robert F. Crichton, President

Principal Financial Officer:

        /s/ F. Arthur Naranjo
  -------------------------------------
    F. Arthur Naranjo, Vice President
                   and
         Chief Financial Officer

Principal Accounting Officer:

        /s/ F. Arthur Naranjo
  -------------------------------------
    F. Arthur Naranjo, Vice President
                   and
         Chief Financial Officer

Sole Shareholder Acting in Lieu of Board of Directors:**

  Ameritech Corporation

      /s/ Oren G. Shaffer
  By_____________________________
         Oren G. Shaffer,
     Executive Vice President
   and Chief Financial Officer

**Pursuant to Delaware close corporation law and Ameritech Capital Funding
 Corporation's Certificate of Incorporation, Ameritech Corporation, as the sole shareholder of Ameritech Capital Funding Corporation, acts in lieu of any board of directors.

Dated: June 7, 1995

                                 EXHIBIT INDEX

  Documents indicated by an asterisk (*) have been previously filed and are incorporated herein by reference to the File No. indicated:

                                                                                        SEQUENTIAL
  EXHIBIT                                                                                  PAGE
  NUMBER                              DOCUMENT DESCRIPTION                                NUMBER
  -------                             --------------------                              ----------
  1-a.     --Form of Selling Agency Agreement relating to the Debt Securities of
            Capital Funding.
  1-b.     --Form of Underwriting Agreement to be executed in connection with the
            Debt Securities of Capital Funding.
   4.      --Form of Indenture to be entered into among Ameritech Capital Funding
            Corporation, Ameritech Corporation, and Harris Trust and Savings Bank, as
            Trustee (the "Indenture"). The form of the guarantee of Ameritech to be endorsed on each of the Debt Securities is set forth in Section 311 of the Indenture. Forms of the Debt Securities are attached as Exhibits A and B to the form of Indenture. The form or forms of Debt Securities with respect to each particular series of Debt Securities registered hereunder that differ materially from the forms of the Debt Securities filed as a part of the Indenture will be filed as an exhibit to a Current Report on
            Form 8-K of Ameritech and incorporated herein by reference or otherwise made a part hereof.
   5.      --Opinion of Bruce B. Howat, Esq., Counsel & Secretary of Ameritech, as to
            the legality of the Debt Securities to be issued.
   8.      --Opinion of Winston & Strawn re: tax matters.
 *12.      --Computation of Ratio of Earnings to Fixed Charges (File No. 1-8612,
            Ameritech Corporation's Annual Report on Form 10-K for the year ended De-
            cember 31, 1994, Exhibit 12, and Quarterly Report on Form 10-Q for the
            quarter ended March 31, 1995, Exhibit 12).
  23-a.    --Consent of Arthur Andersen LLP, independent public accountants.
  23-b.    --Consents of counsel are contained in the opinions of counsel filed as
            Exhibits 5 and 8, respectively.
  24.      --Powers of Attorney.
  25.      --Statement of Eligibility of Trustee.